Exhibit 10.34

FORM OF

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

UNDER THE

Net Element, INC.

2013 EQUITY INCENTIVE PLAN

This Non-Qualified Stock Option Award Agreement (“Agreement”) is between Net Element, Inc. (“Company”) and [________________________] (the “Optionee”), and is effective as of the [____] day of [_____________], 20[___] (“Grant Date”).

RECITALS

A. The Board of Directors of the Company (“Board”) has adopted, and the shareholders of the Company have approved, the Plan to promote the interests and long-term success of the Company and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such person to contribute to the continued growth and profitability of the Company.

B. The Compensation Committee of the Board (the “Committee”) has approved the granting of Non-Qualified Stock Options to the Optionee pursuant to Article 5 of the Plan.

C. To the extent not specifically defined in this Agreement, all capitalized terms used in this Agreement shall have the meaning set forth in the Plan.

AGREEMENT

In consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionee agree as follows:

1. Grant of Option. Subject to the terms of this Agreement and Article 5 of the Plan, the Company grants to the Optionee the right and option to purchase from the Company all or any part of an aggregate of [______] shares of Stock (“Option”). The delivery of any document evidencing the Option is subject to the provisions of Section 5.9 of the Plan. The Option granted under this Agreement is not intended to be an “Incentive Stock Option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Purchase Price. The purchase price under this Agreement is $[_________] per share of Stock; which shall not be less than the closing price of the Common Stock on, the date of this grant; provided, however, that the purchase price per share under each option shall be no less that the par value of the Common Stock ($0.0001).

3. Vesting of Option. The Option shall vest and be exercisable according to the following schedule:

[FOR OPTIONS VESTING IMMEDIATELY, INSERT: Vests immediately upon grant.]

[FOR OPTIONS VESTING PER VESTING SCHEDULE, INSERT: Quarterly, starting on January 1, 2015. For example: an employee was awarded an annual grant of 1,000 Options on 1st of January 2015:

a)	vesting event 1st of April 2015 for 250 Options
b)	vesting event 1st of July 2015 for 250 Options
c)	vesting event 1st of October 2015 for 250 Options
d)	vesting event 1st of January 2016 for 250 Options.]

4. Exercise of Option. This Option may be exercised, to the extent vested (under Section 3 above), in whole or in part at any time before the Option expires by delivery of a written notice of exercise (under Section 5 below) and payment of the purchase price. The purchase price may be paid in cash or such other method permitted by the Committee under Section 5.6 of the Plan and communicated to the Optionee before the date the Optionee exercises the Option.

5. Method of Exercising Option. Subject to the terms of this Agreement, the Option may be exercised by timely delivery to the Company of written notice, which notice shall be effective on the date received by the Company. The notice shall state the Optionee’s election to exercise the Option and the number of underlying shares in respect of which an election to exercise has been made. Such notice shall be signed by the Optionee, or if the Option is exercised by a person or persons other than the Optionee because of the Optionee’s death, such notice must be signed by such other person or persons and shall be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Option.

6. Term of Option. The Option granted under this Agreement expires, unless sooner terminated, ten (10) years from the Grant Date, through and including the normal close of business of the Company on the tenth (10th) anniversary of the Grant Date (“Expiration Date”).

7. Termination of Employment.

(a) If the Optionee Terminates Employment for any reason other than death or Disability, the Optionee may at any time within the 90-day period after the date of his or her Termination of Employment exercise the Option to the extent that the Optionee was entitled to exercise the Option at the date of termination, provided that in no event shall the Option be exercisable after the Expiration Date.

(b) If the Optionee Terminates Employment by reason of his death or Disability, If the Optionee Terminates Employment by reason of his death or Disability, Sections 8.2 and 8.3, respectively, of the Plan will govern.

8. TAX WITHHOLDING. THE OPTIONEE SHALL SATISFY ANY FEDERAL, STATE, LOCAL OR FOREIGN EMPLOYMENT OR INCOME TAXES DUE UPON THE VESTING OF OPTIONS (OR OTHERWISE) BY (I) PERSONAL CHECK OR OTHER CASH EQUIVALENT ACCEPTABLE TO THE COMPANY, (II) PERMITTING THE OPTIONEE TO EXECUTE A SAME DAY SALE OF STOCK PURSUANT TO PROCEDURES APPROVED BY THE COMPANY, OR (III) SUCH OTHER METHOD AS APPROVED BY THE COMMITTEE, ALL IN ACCORDANCE WITH APPLICABLE COMPANY POLICIES AND PROCEDURES AND APPLICABLE LAW.

9. Nontransferability. The Options granted by this Agreement shall not be transferable by the Optionee or any other person claiming through the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution or as otherwise provided by the Plan’s Committee (See Article 7 of the Plan).

10. Continuation of Employment. This Agreement shall not be construed to confer upon the Optionee any right to continue employment with the Company and shall not limit the right of the Company, in its sole and absolute discretion, to terminate Optionee’s employment at any time.

11. Nonstatutory Stock Option. The Options granted hereunder are nonstatutory (non-qualified) stock options, and are not “incentive stock options” pursuant to the Code.

12. Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Committee in accordance with the terms of and as provided in the Plan. The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the majority of the Committee with respect thereto and to this Agreement shall be final and binding upon the Optionee and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

13. Waiver and Modification. The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by a representative of the Committee.

14. Adjustments. The number of shares of Stock issued to Optionee pursuant to this Agreement shall be adjusted by the Committee pursuant to Article 14 of the Plan, as the Committee shall deem appropriate, in the event of a change in the Company’s capital structure.

15. Securities Act. The Company shall not be required to deliver any shares of Stock pursuant to the vesting of Options if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933, as amended, or any other applicable federal or state securities laws or regulations.

16. Voting and Other Shareholder Related Rights. The Optionee will have no voting rights or any other rights as a shareholder of the Company with respect to any Options until the Options are exercised by the Optionee.

17. Copy of Plan. By the execution of this Agreement, the Optionee acknowledges receipt of a copy of the Plan.

18. Governing Law. This Agreement shall be interpreted and administered under the laws of the State of Delaware.

19. Amendments. This Agreement may be amended only by a written agreement executed by the Company and the Optionee.

MANY OF THE PROVISION OF THIS AWARD AGREEMENT ARE SUMMARIES OF SIMILAR PERTINENT PROVISIONS OF THE PLAN. TO THE EXTENT THAT THIS AGREEMENT IS SILENT ON AN ISSUE OR THERE IS A CONFLICT BETWEEN THE PLAN AND THIS AGREEMENT, THE PLAN PROVISIONS SHALL CONTROL.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Optionee has signed this Agreement, and this Agreement shall be effective as of the day and year first written above.

Net Element, Inc.

By:
Name:
Date	Title:

Optionee